Exhibit 99.1
IDLEAIRE TECHNOLOGIES CORPORATION
ANNOUNCES SECOND QUARTER EARNINGS RELEASE
AND CONFERENCE CALL
KNOXVILLE, TENNESSEE — July 26, 2007 — IdleAire Technologies Corporation announced it will release its second quarter earnings via a live conference call on Wednesday, August 15 at 10 a.m. Eastern Time. Michael C. Crabtree, President and Chief Executive Officer, will lead the call, joined by Paul W. Boyd, Chief Financial Officer and Treasurer, and Lynn R.Youngs, Chief Operating Officer.
Individuals in the U.S. may dial in toll free at 800-369-1125, access code 8441617. For statistical and financial information that may be discussed on the conference call, please visit IdleAire’s website at www.idleaire.com under the icon “Investor Relations” prior to the call. IdleAire will not release any statistical or financial information prior to that time. A recording of the call will be available approximately one hour after the live call ends and will be available until 11:59 p.m. Eastern Time August 22. During that time the recording can be accessed by calling toll free 866-435-5405 and using access code 4607.
IdleAire Technologies Corporation is a trucking industry services company offering comprehensive in-cab idle reduction, driver work environment, communication, safety training and other services to the long-haul industry. IdleAire’s value proposition reduces the costs for a long-haul truck carrier, advances driver health and wellness, reduces air pollution, conserves fossil fuel energy resources and improves highway safety. IdleAire is committed to expanding its nationwide network of Advanced Travel Center Electrification (ATE®)-equipped locations, growing revenue and earnings per share.
Contact:
John Doty (865) 437-3659
Media Relations, IdleAire Technologies Corporation
James H. Price (865) 437-3640
Investor Relations, IdleAire Technologies Corporation
Source: IdleAire Technologies Corporation